Exhibit 16

November 29, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4.01 of Bernard Chaus, Inc.'s Form 8-K dated November 29,
2004, and have the following comments:

1. We agree with the statements made in sentence one of paragraph one and paragraphs two, three and four.

2. We have no basis on which to agree or disagree with the statements made in the second and third sentences of paragraph one and paragraph five. Yours truly,

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey